Exhibit 99.1

VIASPACE SECURITY ADDS KEY Ph.D. FOR SHINE
EXPERT SYSTEM DEVELOPMENT

PASADENA, CA —February 26, 2007— VIASPACE Inc. (OTCBB: VSPC), a company dedicated to commercializing proven technologies from NASA and the US Department of Defense, announced today that Dr. Gurusham Sudhir has joined its wholly owned subsidiary VIASPACE Security Inc. to develop defense, homeland security and commercial applications for its SHINE expert software system. The Spacecraft Health INference Engine (SHINE) is a proprietary software package developed at the NASA Jet Propulsion Laboratory for space applications and was licensed from Caltech. An inference engine is core of an expert system. Using standard benchmarks, VIASPACE has measured SHINE performance at over 230 million rules per second, which puts it an order of magnitude faster than competing approaches.

Dr. Sudhir comes from Optical Research Associates Inc. (ORA), a leading manufacturer of comprehensive optical design and analysis programs used by major optical lens manufacturers to analyze and perfect new optical lens designs. Prior to ORA, he was a Senior Software Engineer at Adept Technology, Inc., a robotics automation company, and was on the research staffs at the University of California, Riverside, CA, the Hong Kong University of Science Technology in Hong Kong, the Indian Institute of Technology in New Delhi, India and the Samsung Advanced Institute of Technology in Suwon, South Korea.

Dr. Sudhir has published more than a dozen research articles in various international technical journals on the topics of signal and image processing techniques, computer vision technologies and image and video compression technologies. Dr. Sudhir earned his Ph.D. in Computer Vision Technologies from the Indian Institute of Technology in New Delhi, India after completion of his undergraduate studies in electronics with distinction at Bangalore University.

VIASPACE CEO Dr. Carl Kukkonen, said, “The addition of Dr. Sudhir is part of our strategic plan to create new commercial and government products using our exclusive license to the SHINE expert system. SHINE is much faster than competing inference engines, and because it has a small footprint, it can be readily incorporated into existing microprocessor-based programs and even run on a microcontroller. Dr. Sudhir’s extensive experience in signal, image and video data processing, as well as algorithm design, code creation and software implementation is a great asset to our development team. Dr. Sudhir will also be a key member of our team currently collaborating with Raytheon Net Centric Solutions and other partners on a variety of SHINE applications.”

VIASPACE Security is a pioneer in new products and services based on inference and sensor data fusion technology. Sensor fusion combines data, observations, and inferences derived from multiple sources and sensors to generate reliable decision-support information in critical applications where solution speed and confidence is of the utmost importance.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.